3D PIONEER SYSTEMS ANNOUNCES LAUNCH OF BETA WEBSITE AND INTRODUCES EXECUTIVE LEADERSHIP TEAM

London, United Kingdom– Feb 3, 2014 3D Pioneer Systems, Inc., a Nevada corporation (“3D Pioneer” or “the Company”) (OTCBB:DPSM) announced today that it has launched the beta version of the Company’s website www.3d-pioneer.com . The site is currently under construction and will continue to be developed before its official launch. The Company welcomes feedback and suggestions from prospective users of the final site. Presently, the beta platform is available in desktop mode with the mobile version to follow after the official launch of the site.

Alexander Tsingos, CEO of 3D Pioneer stated “The raison d'etre for launching the beta site now is to allow the market the opportunity to explore, review information about the Company, our technology initiatives and become educated about this exciting sector. We are looking forward to feedback from our  prospective users on the new site”

3D Pioneer today also announced the formation of its initial board of advisors.  The Company believes the new board of advisers shall bring the valuable and diverse backgrounds necessary to support and advise the executive team on its corporate initiatives.

The Board of Advisors includes:

Ivan Gill VP Product Development Mr. Gill has over 20 years of senior management experience with technology companies and the finance industry, including 16 years as a network and banking systems consultant at Harrods Bank Ltd. Ivan is a seasoned technology veteran with extensive experience including IT infrastructure, Network Security, Office and Banking Applications, Ivan graduated from Oxford University with a degree in Physics.

Conrad Zammit Technical Advisor VP Marketing Mr. Zammit holds a BA (Hons) in International Business from the European Business School, Regents University London. Conrad brings a combination of knowledge and experience from the fields of management, entrepreneurship, prior to joining 3D Pioneer, he worked in the marketing division with the Zammit Group of Companies one of Malta’s leading family-run businesses. The Group's portfolio spans over different sectors, namely: automotive, marine, shipping, oil and gas, natural energy and trading.

Christopher J. Curmi Technical Advisor – Interactive Media Chris is a talented 3d graphic artist with a passion for digital media and holds a Bachelor of Arts (Hons) in Graphic Design and Interactive Media. Prior to joining 3D Pioneer he was key member at Alta Laboratories, a multinational cosmetics company, providing integrated multiplatform marketing programs from first conceptual stages through to final production.

Further details regarding 3D Pioneer and its agreements are filed as part of the Company's annual and periodic reports as required under the Securities Exchange Act of 1934 filed, as filed with the Securities and Exchange Commission ("SEC").  Such filings of 3D Pioneer are available at the SEC's website at www.sec.gov. For additional biographic information, please visit our website at www.3d-pioneer.com

About 3D Pioneer

3D Pioneer  is a diversified technology company focused on delivering true plug and play 3d printers and printer applications that are designed to simplify the creative process and be accessible to a broad audience of consumers around the world. The company is also a marketer and developer of cutting edge mobile games and software applications that consumers can download on a variety of operating systems.

For Further Information Contact:

Telephone: +44 203 700 8925

Email: info@3d-pioneer.com

Cautionary Note Reagrding Forward-Looking Statements:

Except for the statements of historical fact contained herein, the information presented in this press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward –looking statements can be identified by words such as “anticipates,” “intends,” “Plans,” “Seeks,” “believes,” “estimates,” “expects,” and other similar references to future events.  y their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future.  Therefore, you should not place undue reliance on such forward-looking statements.   There are a number of factors that could cause actual results and developments to differ materially from our forecasted results. These risks and uncertainties include our ability to: attract end users; attract advertisers; our ability to successfully implement our current long-term growth strategy; as well as product demand, market competition, fluctuations in advertising payouts, delays in website & application development, technical issues beyond our control, reliance on the various platforms that we build applications on, and risks inherent in our operations. For a discussion of these risks and uncertainties, please review our filings with the SEC. Our public filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov.  The information provided is as of the date of this press release, and we expressly disclaim any duty to update information contained herein.